                                                                   EXHIBIT 99.4

                               OFFER TO EXCHANGE

                         6.95% EXCHANGE NOTES DUE 2005
                     FOR OUTSTANDING 6.95% NOTES DUE 2005

                         7.15% EXCHANGE NOTES DUE 2007
                       FOR OUTSTANDING 7.15% NOTES 2007

                         7.70% EXCHANGE NOTES DUE 2028
                     FOR OUTSTANDING 7.70% NOTES DUE 2028

                                      OF
                      SECURITY CAPITAL GROUP INCORPORATED

              PURSUANT TO THE PROSPECTUS DATED             , 1998

 THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK
CITY TIME, ON            , 1998, UNLESS EXTENDED (THE "EXPIRATION DATE").

To Our Clients:

  Enclosed for your consideration are a Prospectus, dated            , 1998
(the "Prospectus"), and the related Letter of Transmittal (the "Letter of Transmittal"), which describe the offer (the "Exchange Offer") of Security Capital Group Incorporated ("Security Capital") to exchange its 6.95% Exchange Notes due 2005 (the "New 2005 Notes") for its outstanding 6.95% Notes due 2005 (the "Old 2005 Notes"), its 7.15% Exchange Notes due 2007 (the "New 2007 Notes") for its outstanding 7.15% Notes due 2007 (the "Old 2007 Notes") and its 7.70% Exchange Notes due 2028 (the "New 2028 Notes" and, together with the New 2005 Notes and the New 2007 Notes, the "New Notes") for its outstanding 7.70% Notes due 2028 (the "Old 2028 Notes" and, together with the Old 2005 Notes and the Old 2007 Notes, the "Old Notes"), upon the terms and subject to the conditions described in the Prospectus and the Letter of Transmittal.

  This material is being forwarded to you as the beneficial owner of the Old Notes held by us for your account but not registered in your name. A TENDER OF THOSE OLD NOTES MAY ONLY BE MADE BY US AS THE REGISTERED HOLDER AND PURSUANT TO YOUR INSTRUCTIONS.

  Accordingly, we request instructions as to whether you wish us to tender on your behalf the Old Notes held by us for your account, in accordance with and upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal.

  Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Old Notes on your behalf in the Exchange Offer. The Exchange Offer will expire at 5:00 p.m., New York City time, on the Expiration Date. Tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

  If a holder of Old Notes wishes to tender those Old Notes and the procedures for book-entry transfer cannot be completed before the Expiration Date, a tender may be effected if that holder follows the guaranteed delivery procedures described in the Prospectus under "The Exchange Offer--Guaranteed Delivery Procedures" and in the Letter of Transmittal.

  Your attention is directed to the following:

    1. The Exchange Offer is for all outstanding Old Notes.

    2. The Exchange Offer is subject to certain conditions which may be waived by Security Capital and to certain other terms and conditions described in the Prospectus under "The Exchange Offer--Conditions to the Exchange Offer."
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    3. Security Capital will pay all transfer taxes, if any, applicable to the exchange of Old Notes pursuant to the Exchange Offer, except as otherwise provided in Instruction 7 of the Letter of Transmittal.

    4. The exchange of an Old Note for a New Note in the Exchange Offer will not be taxable to an exchanging holder for Federal income tax purposes as described in the Prospectus under "Certain Federal Income Tax
  Consequences."

    5. Holders of Old Notes not tendered and accepted in the Exchange Offer will continue to be entitled to all the rights applicable thereto under the Indenture, dated as of June 18, 1998 (the "Indenture"), from Security Capital to the Exchange Agent, which relates to both the Old Notes and the New Notes, and any such Old Notes will remain outstanding and continue to accrue interest according to their terms.

    6. Any Old Notes not tendered and accepted in the Exchange Offer will remain subject to the existing restrictions on transfer of Old Notes provided in the Old Notes and in the Indenture, and Security Capital will have no further obligations to the holders (other than to the initial purchasers) of those Old Notes to provide for their registration under the Securities Act of 1933, as amended, as described in the Prospectus under "The Exchange Offer--Effect on Holder of Old Notes."

  If you wish us to tender on your behalf any or all of the Old Notes held by us for your account, please so instruct us by completing, executing and returning to us the instruction form on the back of this letter. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR INFORMATIONAL PURPOSES ONLY AND MAY NOT BE USED DIRECTLY BY YOU TO TENDER OLD NOTES HELD BY US FOR YOUR ACCOUNT AND REGISTERED IN OUR NAME.

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                         BENEFICIAL OWNER INSTRUCTIONS

  The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer made by Security Capital with respect to the Old Notes.

  The undersigned hereby instructs you to tender to Security Capital the principal amount of Old Notes indicated below held by you for the account of the undersigned, in accordance with and upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal.

[_]Please tender the Old Notes held by you for my account as indicated below:


                                          AGGREGATE PRINCIPAL AMOUNT OF OLD NOTES
                                          ---------------------------------------
6.95% Notes due 2005.................     -------------------------------------

7.15% Notes due 2007.................     -------------------------------------

7.70% Notes due 2028.................     -------------------------------------


[_]Please do not tender any Old Notes held by you for my account.

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-------------------------------------     -------------------------------------
            Signature(s)                                  Date

Names(s):
         ----------------------------------------------------------------------

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                                (Please Print)

Address(es):
            -------------------------------------------------------------------

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                                                                  (Zip Code)

Area Code and Telephone Number:
                               ------------------------------------------------

Tax Identification or Social Security Number(s):
                                                -------------------------------

  None of the Old Notes held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is indicated in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all the Old Notes held by us for your account.

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